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                                                                   Exhibit 10.10

                                  OFFICE LEASE

                                  Carmel Point
                             San Diego, California

                            Basic Lease Information

Date of Lease: July 8, 1998

Landlord: Property California OB One Corporation, an Oregon corporation

Tenant: IndyMac, Inc., a Delaware corporation

Premises (section 1.1): Suite 101, consisting of approximately 19,361 rentable square feet on the first floor of the Building.

Building (section 1.1): 15050 Avenue of Science

Term (section 2.1): Five (5) years, beginning on the Commencement Date and ending on the Expiration Date AUG 1, 1996, MAR 3, 2004

Commencement Date (section 2.1):   The date Landlord delivers possession of the
                                   Premises to Tenant with the Initial
                                   Improvements (as defined in Exhibit "C"
                                   attached hereto) substantially complete.

Expiration Date (section 2.1):     The fifth anniversary of the Commencement
                                   Date; provided, however, if the Commencement
                                   Date occurs on a day other than the first day of a calendar month, the Expiration Date shall be extended by the number of days remaining in the month in which the Commencement Date occurs such that this Lease shall terminate as of the last day of a calendar month.

Base Rent (section 3.1(a)):        Month        Rate         Monthly Rental
                                   -----        ----         --------------
                                   1-12         $1.60          $ 30,977.60
                                   13-24        $1.65           531,945.65
                                   25-36        $1.70           532.913.70
                                   37-48        $1.75           533,881.75
                                   49-60        $1.80           534,849.80

Base Expense Year (section 3.1(b)): 1998                NOTED
                                                              --------------
Base Tax Year (section 3.1(c)):     1998                      --------------
                                                              --------------

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Tenant's Percentage Share of
Building Operating Expenses (section 4.1): 16.71%, determined by dividing the rentable area of the Premises by the
                                           rentable area of the Building.

Tenant's Address (section 23.1):   IndyMac, Inc.
                                   Attn.: Richard D. Faulk, President/CEO
                                   15050 Avenue of Science, Suite 101
                                   San Diego, California 92128

Landlord's Address (section 23.1): c/o LaSalle Advisors Capital Management, Inc.
                                   888 SW Fifth Avenue, Suite 1280
                                   Portland, Oregon 97204
                                   Attn: Asset Manager - Carmel Point

     with a copy to:               c/o Mr. Chris Hobson
                                   Business Real Estate
                                   3333 Camino del Rio South
                                   San Diego, California 92108-3808
                                   Attn: Property Manager - Carmel Point

Exhibit "A" - Plan(s) Outlining the Premises
Exhibit "B" - Rules and Regulations
Exhibit "C" - Work Letter

     The foregoing Basic Lease Information is incorporated in and made a part of the Lease to which this Basic Lease Information is attached. If there is any conflict between this Basic Lease Information and the Lease, the latter shall control.

TENANT:     INDYMAC, Inc.
            a Delaware co


            By: /s/ Alan  L. Atlas
                --------------------------------
                Name: Alan  L. Atlas
                      --------------------------
                Title: Sr. Vice President
                       -------------------------

                    (Signatures continue on following page.]

ii - OFFICE LEASE

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LANDLORD:    PROPERTY CALIFORNIA OB ONE CORPORATION
             an Oregon corporation


             By: LaSalle Advisors Capital Management. Inc.
                 Its authorized agent


                 By:/s/ Diane R. McMahon
                    ------------------------------------------------------
                    Diane R. McMahon
                    Its Vice President


                 By:/s/ William W. Barendrick
                    ------------------------------------------------------
                    William W. Barendrick, Jr.
                    Its Principal

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                               TABLE OF CONTENTS

ARTICLE 1 - Premises ........................................................1

ARTICLE 2 - Term.............................................................2

ARTICLE 3 - Rent.............................................................3

ARTICLE 4 - Common Areas and Operating Expenses .............................5

ARTICLE 5 - Other Taxes Payable by Tenant....................................7

ARTICLE 6 - Use..............................................................7

ARTICLE 7 - Services.........................................................8

ARTICLE 8 - Alterations .....................................................9

ARTICLE 9 - Maintenance and Repairs.........................................11

ARTICLE 10 - Damage or Destruction..........................................12

ARTICLE 11 - Insurance......................................................13

ARTICLE 12 - Compliance With Legal Requirements ............................16

ARTICLE 13 - Assignment and Subletting......................................16

ARTICLE 14 - Rules and Regulations .........................................18

ARTICLE 15 - Entry by Landlord .............................................18

ARTICLE 16 - Events of Default and Remedies ................................19

ARTICLE 17 - Eminent Domain ................................................21

ARTICLE 18 - Subordination, Merger and Sale.................................22

ARTICLE 19 - Estoppel Certificate...........................................23

ARTICLE 20 - Holding Over  .................................................23

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ARTICLE 21 - Waiver.........................................................24

ARTICLE 22 - Force Majeure .................................................24

ARTICLE 23 - Notices........................................................24

ARTICLE 24 - Miscellaneous .................................................25

ARTICLE 25 - Quiet Enjoyment ...............................................27

ARTICLE 26 - Right of First Refusal ........................................27

Exhibit "A" - Plan(s) Outlining the Premises
Exhibit "B" - Rules and Regulations
Exhibit "C" - Work Letter

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                                  OFFICE LEASE

          THIS LEASE, made as of the date specified in the Basic Lease Information, is by and between PROPERTY CALIFORNIA OB ONE CORPORATION, an Oregon corporation ("Landlord"), and INDYMAC, INC., a Delaware corporation ("Tenant").

                              W I T N E S S E T H:

                               ARTICLE 1- Premises

          1.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the covenants hereinafter set forth, to all of which Landlord and Tenant hereby agree, the space on the floor(s) specified in the Basic Lease Information (the "Premises"), as outlined on the floor plan(s) attached hereto as Exhibit "A", in the building specified in the Basic Lease Information (the "Building"), which is within the office park known as Carmel Point, San Diego, California. As used in this Lease, the Building shall include the land on which the Building is located, the parking and common areas serving the Building, and all appurtenances thereto. Tenant shall have the right to use, in common with others, the entrances, lobbies, stairs and elevators of the Building for access to the Premises and the parking and common areas serving the Building. All of the-windows and outside decks, balconies or terraces and walls of the Building and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, sinks, or other Building facilities, and the use thereof and access thereto through the Premises for the purpose of operation, maintenance and repairs are reserved to Landlord.

          1.2 Tenant currently leases approximately 10,557 rentable square feet of space located on the first floor of the Building and known as Suites 101 and 105 pursuant to a written Office Lease entered into between Landlord's predecessor-in-interest, MBL Life Assurance Corporation, and Tenant, formerly known as Independent National Mortgage Corporation, dated April 9, 1996, as amended by that certain first Amendment to Office Lease dated February 19, 1997 (collectively, the "Existing Lease")_ The 10,557 rentable square feet currently occupied by Tenant and governed by the Existing Lease is included in its entirety as a portion of the Premises leased to Tenant hereunder and, therefore, upon the Commencement Date of This Lease, the Existing Lease shall be terminated in its entirety. As of the Commencement Date of this Lease, Landlord and Tenant shall be released from all liability under the Existing Lease for all claims, damages or losses that accrue after the Commencement Date. Notwithstanding the termination of the Existing Lease, Landlord and Tenant shall remain responsible under the terms of the Existing Lease for any claims, damages or losses that accrue prior to the Commencement Date of this Lease.

1 -  OFFICE LEASE

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          1.3 No easement for liaht. air or view is included with or appurtenant to the Premises, Any diminution or shutting off of light. air or view by any structure which may hereafter be erected (whether or not constructed by Landlord) shall in no way affect this Lease or impose any liability on Landlord.

                                 ARTICLE 2 -Term

          2.1 The term of this Lease shall be the term specified in the Basic Lease Information, which shall commence on the commencement date specified in the Basic Lease Information (the "Commencement Date") and. unless sooner terminated as hereinafter provided, shall end on the expiration date specified in the Basic Lease Information (the "Expiration Date").

          2.2 Landlord shall deliver the Premises to Tenant in the condition required by the Work Letter attached hereto as Exhibit "C". Tenant acknowledges and agrees that except as herein provided, neither Landlord, its asset manager, property manager or any employee or agent of said entities have made any representations or warranties with respect to the condition of the Premises.

                                ARTICLE 3 - Rent

          3.1 Tenant shall pay to Landlord the following amounts as rent for the Premises

     (a) During the term of this Lease, Tenant shall pay to Landlord, as base monthly rent, the amount of monthly rent specified in the Basic Lease Information (the "Base Rent").

     (b) During each calendar year or part thereof during the term of thit Lease subsequent to the base expense calendar year specified in the Basic Lease Inforniation (the "Base Expense Year"), Tenant shall pay to Landlord, as additional monthly rent, Tenant's Percentage Share (as hereinafter defined) of the total dollar increase, if any, in all Operating Expenses (as hereinafter defined) paid or incurred by Landlord in such calendar year or part thereof over the Operation Expenses paid or incurred by Landlord in the Base Expense Year.

     (c) During each tax calendar year (January 1 through December 31) or pan thereof during the term of this Lease subsequent to the base tax calendar year ending December 31 of the year specified in the Basic Lease Information (the "Base Tax Calendar Year"), Tenant shall pay to Landlord, as additional monthly rent, Tenant's Percentage Share of the total dollar increase, if any, in all Property Taxes (as hereinafter defined) paid or incurred by Landlord in such tax calendar year or part thereof over the Property Taxes paid or incurred by Landlord in the Base Tax Calendar Year.

2 -  OFFICE LEASE

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     (d) Throughout the tern of this Lease. Tenant shall pay, as additional rent. all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money and charges are designated "additional rent." As used in this Lease, "rent" shall mean and include all Base Rent, additional monthly rent and additional rent payable by Tenant in accordance with this Lease.

          3.2 The additional monthly rent payable pursuant to Sections 3.1 (b) and 3.1 (c) hereof shall be calculated and paid in accordance with the following procedures:

     (a) On or before the last day of each calendar year during the term of this Lease, or as soon thereafter as pt-acticable, Landlord shall give Tenant written notice of Landlord's estimate of the amounts payable under Sections 35.1 (b) and
3.1 (c) hereof for the ensuing calendar year. On or before the first day of the month during such ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated amounts, provided that Tenant shall have at least thirty (30) days from the receipt of Landlord's notice in which to pay the initial estimated amounts. If such notice is not given for any calendar year, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given, and subsequent payments by Tenant shall be based on Landlord's current estimate. If at any time it appears to Landlord that the amounts payable under Sections 3.1 (b) and 3.1 (c) hereof for the current calendar year will vary from Landlord's estimate by more than five percent (5%), Landlord may, by giving written notice to Tenant, revise Landlord's estimate for such vear,,and subsequent payments by Tenant for such year shall be based on such revised estimate.

     (b) Within a reasonable time after the end of each calendar year, Landlord shall give Tenant a written statement of the amounts payable under Sections 3.1
(b) and 3.1 (c) hereof for such calendar year certified by Landlord_ If such statement shows an amount owing by Tenant that is less than the estimated payments for such calendar year previously made by Tenant. Landlord shall credit the excess to the next succeeding monthly installments payable under Sections 3.1(b) and 3.1(c) hereof. If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. Tenant or Tenant's authorized agent or representative shall have the right to inspect the books of Landlord relating to Operating Expenses and Property Taxes, after giving reasonable prior written notice to Landlord and during the business hours of Landlord at Landlord's office in the Building or at such other location as Landlord may designate, for the purpose of verifying the information in such statement. Failure by Landlord to give any notice or statement to Tenant under this Section 3.2 shall not waive Landlord's right to receive, and Tenant's obligation to pay, the amounts payable by Tenant under Sections 3.1 (b) and 3.1 (c) hereof.

     (c) If the term of this Lease ends on a day other than the last day of a calendar year, the amounts payable by Tenant under Sections 3.1 (b) and 3.1 (c) hereof applicable to the calendar year in which the end of the term occurs shall be prorated according to the ratio which the number of days in such calendar year to and including the end of the term bears to three hundred

3 -  OFFICE LEASE

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sixty-five (365). Termination of this Lease shall not affect the obligations of
Landlord and Tenant pursuant to Section 3.2(b) hereof to be performed after such termination.

          3.3 All monthly rent shall be paid by Tenant to Landlord, in advance, on or before the first day of each and every calendar month during the term of this lease. All rent shall be paid by Tenant to Landlord without notice, demand, deduction. or offset, in lawful money of the United States of America, at the following address: Property California OB One Corporation. c/o Meissner facquet Real Estate Management Group, Inc., Unit 13, P.O. Box 4900, Portland. Oregon 97208-4900, or to such other person or at such other place as Landlord may from time to time designate in writing.

                 ARTICLE 4 - Common Areas and Operating Expenses

          4.1 As used in this Lease, "Tenant's Percentage Share of Building Operating Expenses" and "Tenant's Percentage Share of Project Operating Expenses" shall mean the percentages specified in the Basic Lease Information.


          4.2 Common areas shall include parking areas, driveways, entrances and exits thereto, sidewalks, lobbies, elevators, corridors, stairways, landscaped areas, and other areas and improvements provided by Landlord for the general use of all tenants, their agents, employees and invitees. Common areas shall also expressly include those common areas shared with the adjacent buildings commonly known as 15030 and 15010 Avenue of Science, which shall hereinafter be referred to as the "Project Common Areas." Common areas shall at all times be subject to the exclusive control and management of Landlord and shall be subject to the Rules and Regulations attached hereto. Landlord shall have the right to construct, maintain and operate lighting facilities in the common areas and to police the same; to restrict parking by tenants, their officers, employees, agents to designated employee parking areas; to close temporarily all or any portion of the parking areas or other facilities; to discourage non-customer parking, and do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by Tenant, its agents, employees and invitees.

          4.3 Tenant shall pay Tenant's Proportionate Share of Building Operating Expenses and Tenant's Proportionate Share of Project Operating Expenses pursuant to Section 3.1(b) above. Said expenses shall be defined as follows:

          (A) "Building Operating Expenses" shall include all reasonable expenses incurred by Lessor for the maintenance, operation and management of the Building and the common areas of the Building, including but not limited to, the following: (i) insurance, maintenance, and repairs costs related to the Building; (ii) utilities and services provided for the occupants of the Building; (iii) Property Taxes payable on the Building pursuant to Section 4.4 below; (iv) security services for the Building; (v) all costs incurred in the management of the Building, which shall include but not be limited to, the reasonable

4 -  OFFICE LEASE

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     cost of maintaining a management office in the Building, including the wages of personnel to run such office (including such personnel's taxes. insurance and other fringe benefits associated with such wages); (vi) maintenance of elevators within the Building; (vii) propeny management fees associated with the management of the Building, (viii) water and sewer charges for the Building; (ix) costs of maintaining common areas within the Building; (x) maintenance and repair of lighting fixtures within or around the Building; (xi) maintenance and repair of fire protection systems within the Building: (xii) janitorial services, personnel and contractors engaged to provide such services in the Building, (xiii) cost supplies, equipment and tools related to services performed within the Building; (xiv) labor costs; and (xv) parking or utility surcharges, assessed or imposed by or resulting from statutes, regulations or interpretations of any governmental authority in connection with the Premises or the Building_ Building Operating Expenses shall expressly exclude loan payments made by Landlord, ground rent paid by Landlord, brokerage commissions and deprecation of the Building.

          (B) "Project Operating Expenses" shall include the following: (i) exterior landscaping around the Building or within the Project Common Areas; (ii) maintenance of parking areas within the Project Common Areas, including repaving or re-striping the same; (iii) maintenance and repair of all light fixtures which illuminate the parking areas within the Project Common Areas; (iv) any surcharges assessed or imposed by or resulting from statutes, regulations or interpretations of any governmental authority in connection with the Project Common Areas; (v) maintenance and repair of fire protection systems within the Project Common Areas, including the garage; (vi) security services in connection with the Project Common Areas;
     (vii) association fees payable on the Project Common Areas; and (viii) other reasonable charges incurred by Landlord to maintain and operate the Project Common Areas_

          (C) "Operating Expenses" shall mean Building Operating Expenses and Project Operating Expenses, collectively.

          (D) Notwithstanding anything in this Article 4.3 to the contrary, Tenant's proportionate share of Operating Expenses shall not in any one lease year exceed six percent (6%) of the amount Tenant paid in the previous lease years after deducting any such increases due to taxes, insurance, utilities and Operating Expenses mandated by governmental authorities or resulting from collective bargaining agreements or con-tracts.

          4.4 As used in this Lease, "Property Taxes" shall mean all taxes, assessments, excises, levies, fees, and charges (and any tax, assessment, excise, levy, fee, or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed, or imposed by any public or government authority

5 -  OFFICE LEASE

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on or against, or otherwise with respect to, the Building or any part thereof or any personal property used in connection with the Building. If the Building is not assessed on a fully completed basis for all or any part of the Base Tax
Year, until it is so assessed, Property Taxes for the Base Tax Year shall be established by multiplying Landlord's reasonable estimate of such assessed valuation by the applicable tax rate(s) for the Base Ta:x Year. Property Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance, or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes.

                    ARTICLE 5 - Other Taxes Payable by Tenant

          5.1 In addition to all monthly rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse Landlord upon demand for all taxes, assessments, excises, levies, fees, and charges, including, without limitation, all other payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are payable by Landlord and levied, assessed, charged, confirmed, or imposed by any public or government authority upon, or measured by, or reasonably attributable to (a) the Premises, (b) the cost or value of Tenant's equipment, furniture, fixtures, and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for .Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (c) any rent payable under this Lease, including, without limitation, any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such rent, (d) the possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant of the Premises, or (e) this transaction or any document to which Tenant is a party creating or transfening an interest or an estate in`ihe Premises. Such taxes, assessments, excises, levies, fees, and charges shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance, or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any such taxes, assessments, excises, levies, fees and charges. All taxes, assessments, excises, levies, fees, and charges payable by Tenant under this Section 5.1 shall be deemed to be, and shall be paid as, additional rent.

                                 ARTICLE 6 - Use

          6.1 The Premises shall be used for general office purposes and no other purposes. Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, ordinance, rule, regulation, or order now in force or which may hereafter be enacted, or which is prohibited by any property insurance policy carried by Landlord for the Building, or will in any way increase the existing rate of, or cause a cancellation of, or affect any property or other insurance for the Building or any pan thereof or any of its contents. Tenant

6 -  OFFICE LEASE

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shall not bring or keep, or permit to be brought or kept, in the Premises or the
Building any toxic or hazardous substance, material or waste or any other contaminant or pollutant. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord or other tenants of the Building, or injure or annoy them. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful, or objectional purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises. Tenant shall not bring or keep in the Premises any furniture, equipment, materials, or other objects which overload the Premises or any portion thereof.

          6.2 If required by any governmental authority at any time, and from time to time, during the term of this Lease, Tenant shall, at Tenant's expense, establish and implement for Tenant's officers and employees at the Premises such transportation management program or transportation management programs as may be required. Such transportation management programs may include, without limitation, distributing written materials to officers and employees to explain the availability and convenience of public transportation facilities serving the Building, encouraging use of such public transportation facilities, furnishing information regarding officer and employee participation in trip reduction, ridesharing, and other programs, designating a transportation coordinator, and adopting a transportation management plan for Tenant's officers and employees at the Premises. Tenant shall, at Tenant's expense, participate in any legally required transportation management program adopted by Landlord for the Building.

                              ARTICLE 7 - Services

          7.1 Landlord shall maintain the public and common areas of the Building, such as lobbies, stairs, corridors, and restrooms, the roof and exterior elements of the Building, and the mechanical (heating, ventilating and air conditioning) and electrical systems of the Building in reasonably good order and condition. Any damage in or to any such areas, elements, or systems caused by Tenant or any agent, employee, contractor, licensee, or invitee of Tenant shall be repaired by Landlord at Tenant's expense and Tenant shall reimburse Landlord therefor on demand, as additional rent.

          7.2 Landlord shall supply the Premises during reasonable and usual business hours, as determined by Landlord and subject to the Rules and Regulations (as hereinafter defined) established by Landlord, with normal electricity for lighting and the operation of desk top office machines, normal heating, ventilating and air conditioning reasonably required for the comfortable occupation of the Premises. Currently, HVAC is provided to the Building between the hours of 7:00 a.m. and 6:00 p.m., Monday through Friday, and from 8:00 a.m. through 1:00 p.m. on Saturday. Such hours are subject to change, at Landlord's reasonable discretion. Afterhours usage of HVAC is available to Tenant upon request at a cost currently of Thirty-Five and no/100 Dollars ($35.00) per hour. Such charge is subject to change, at Landlord's sole discretion. Landlord shall also furnish normal elevator service to the Premises, and lighting replacement for Building standard lights, restroom supplies, and window washing when needed, as determined by

7 -  OFFICE LEASE

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Landlord and subject to the Rules and Regulations. Landlord shall also furnish security service for the Building (not Tenant or the Premises) and normal janitor service to the Premises during the times and in the manner that such services are customarily furnished in comparable office buildings in the area. Landlord shall not be liable for any criminal acts of others or for any direct, consequential or other loss or damage related to any malfunction, circumvention or other failure of such security service. Landlord shall not be in default under this Lease or be liable for any damage or loss directly or indirectly resulting from, nor shall the rent be abated or a constructive or other eviction be deemed to have occurred by reason of, any installation, use, or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, any failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or breakdown or any condition beyond the reasonable control of Landlord or by the making of repairs or improvements to the Premises or to the Building, or any limitation, curtailment, rationing or restriction on use of water, electricity gas or any form of energy serving the Premises or the Building, whether such results from mandatory restriction or voluntary compliance with guidelines. Landlord shall use reasonable efforts to correct any interruption in the furnishing of such services.

          7.3 If Tenant uses heat generating machines, equipment, or computers, or lighting other than Building standard lights in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplementary air conditioning units in the Premises and Tenant shall pay Landlord the cost thereof, including the costs of installation, operation, maintenance, and repair thereof, upon billing by Landlord. If Tenant installs lighting requiring power in excess of that required for normal office use in the Building or equipment or computers requiring power in excess of that required for normal desk top office equipment, Tenant shall pay Landlord upon billing for the cost of such excess. Tenant shall pay to Landlord, upon billing by Landlord, the cost of all services, electricity, power, and energy consumed by Tenant in excess of the amount that would reasonable be incurred for a normal business office operating during usual business hours as a result of the operation of Tenant's computers or equipment, the number of hours Tenant operates, or any other unusual feature of the conduct of Tenant's business in the Premises, all as reasonably determined by Landlord based on the actual additional cost incurred by Landlord. All costs payable by Tenant under this Section 7.3 shall be deemed to be, and shall be paid as, additional rent.

                            ARTICLE 8 - Alterations

          8.1 Tenant shall not make any alterations, additions, or improvements in or to the Premises or any part thereof, or attach any fixtures or equipment thereto, without Landlord's prior written consent. All alterations, additions, and improvements in or to the Premises to which Landlord consents shell be made by Tenant at Tenant's sole cost and expense as follows;

     (a) Tenant shall submit to Landlord, for Landlord's written approval, complete plans and specifications for all work to be done by Tenant. Such plans and specifications shall be

8 -  OFFICE LEASE

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prepared by responsible licensed architect(s) and engineer(s) approved in writing by Landlord, shall comply with all applicable codes, laws, ordinances. rules, and regulations, shall not adversely affect the basic Building shell or core or any systems, components, or elements of the Building, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the approval thereof, and shall be otherwise satisfactory to Landlord in Landlord's reasonable discretion. Tenant shall notify Landlord in writing of the licensed architect(s) and engineer(s) whom Tenant proposes to engage to prepare such plans and specifications. Landlord shall notify Tenant promptly in writing whether Landlord approves or disapproves such architect(s) and engineer(s).

     (b) Such plans and specifications shall be subject to Landlord's prior written approval. If Landlord disapproves such plans and specifications, or any portion thereof, Landlord shall promptly notify Tenant of such disapproval and of the revisions which Landlord requires in order to obtain Landlord's approval. Thereafter, Tenant shall submit to Landlord revised plans and specifications incorporating the revisions required by Landlord. Such revisions shall be subject to Landlord's prior written approval. Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications.

     (c) Except for Landlord's Work pursuant to the Work Letter attached as Exhibit "C" and Tenant's allowance thereto provided, Tenant shall pay for all work (including, without limitation, the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) required to make the alterations, additions, and improvements. Tenant shall engage responsible licensed contractor(s) approved in writing by Landlord to perform all work. Tenant shall notify Landlord in writing of the licensed contractor(s) whom Tenant proposes to engage for the work. Landlord shall notify Tenant promptly in writing whether Landlord approves or disapproves such contractor(s). All contractors and other persons shall at all times be subject to Landlord's control while in the Building. Tenant shall pay to Landlord any additional direct costs (beyond the normal services provided to tenants in the Building) and shall reimburse Landlord for all expenses incurred by Landlord in connection with the review, approval, and supervision of any alterations, additions, or improvements made by Tenant. Under no circumstances shall Landlord be liable to Tenant for any liability, loss, cost, or expense incurred by Tenant on account of Tenant's plans and specifications, Tenant's contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work.

     (d) Tenant shall give written notice to Landlord of the date on which construction of any work will be commenced at least five (5) days prior to such date. Tenant shall cause all work to be performed by the licensed contractor(s) approved in writing by Landlord in accordance with the plans and specifications approved in writing by Landlord and in full compliance with all applicable codes, laws, ordinances, rules, and regulations. Tenant shall keep the Premises and the Building free from mechanics', materialmen's, and all other liens arising out of any work performed, labor supplied, materials furnished, or other obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien

9 -  OFFICE LEASE

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could be based. Tenant shall have the right to contest the amount or validity of any such lien provided Tenant gives prior written notice of such contest to Landlord, prosecutes such contest by appropriate proceedings in good faith and with diligence, and upon request by Landlord. furnishes such bond as may be required by law to protect the Building and the Premises from such lien.
Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens, and to take any other action Landlord deems necessary to remove or discharge liens or encumbrances at the expense of Tenant.

     (e) All changes in the plans and specifications requested by Tenant shall be subject to Landlord's prior written approval. If Tenant wishes to make any such change in such approved plans and specifications, Tenant shall have Tenant's architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord's written approval. If Landlord disapproves such change, Landlord shall specify in writing the reasons for disapproval and such plans and specifications shall be revised by Tenant and resubmitted to Landlord for Landlord's written approval. After Landlord's written approval of such chance, such change shall become part of the plans and specifications approved by Landlord.

          8.2 All alterations, additions, fixtures, and improvements, whether temporary or permanent in character, made in or to the Premises either by Tenant or by Landlord shall become part of the Building and Landlord's property and, at the end of the term of this Lease, shall, at Landlord's option, either remain on the Premises without compensation to Tenant or be removed by Landlord for Tenant's account, and Tenant shall reimburse Landlord for the cost of removal (including the cost of repairing any damage to the Premises or the Building caused by removal and a reasonable charge for Landlord's overhead and profit) within ten (10) days after receipt of a statement therefor. Movable furniture, equipment, trade fixtures, and personal property (except partitions) shall remain the property of the Tenant and Tenant shall, at Tenant's expense, remove all such property from the Building at the end of the term of this Lease. Termination of this Lease shall not affect the obligations of Tenant pursuant to this Section 8.2 to be performed after such termination.

          8.3 Tenant shall have the right, at its sole cost and expense, to erect a sign on the exterior of the Building, which sign shall (a) conform to the general materials, size, and appearance of other signs on the Building, (b) be in strict conformity with any guidelines or sign criteria adopted by Landlord with respect to the Building, (c) be in accordance with all applicable laws, (d) be installed by a contractor or other party which meets with Landlord's prior approval, (e) be placed in a location approved by Landlord, and (e) be otherwise subject to Landlord's and local authorities prior written approval.

                       ARTICLE 9 - Maintenance and Repairs

          9.1 Tenant shall, at all times during the term of this lease and at Tenant's sole cost and expense, maintain and repair the Premises and every part thereof and all equipment,

10 - OFFICE LEASE
fixtures, and improvements therein and keep all of the foregoing clean and in good order and operating condition ordinary wear and tear and damage thereto by fire or other casualty excepted. Tenant hereby waives all rights under California Civil Code Section 1941 and all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided by California Civil Code Section 1942 or any other law, statute, or ordinance now or hereafter in effect. Tenant shall, at the end of the term of this Lease, surrender to Landlord the Premises and all alterations, additions, and improvements thereto in the same condition as when received, ordinary wear and tear and damage thereto by fire or other casualty excepted.

                       ARTICLE 10 - Damage or Destruction

          10.1 If the Building or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the term of this Lease, and this Lease is not terminated pursuant to Section 10.2 hereof, Landlord shall repair such damage and restore the Building and the Premises to substantially the same condition in which the Building and the Premises existed before the occurrence of such fire or other casualty and this Lease shall, subject to this Section 10.1, remain in full force and effect. If such fire or other casualty damages the Premises or common areas of the Building necessary for Tenant's use and occupancy of the Premises and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, licensees, or invitees, then during the period the Premises are rendered unusable by such damage, Tenant shall be entitled to a reduction in Base Rent in the proportion that the area of the Premises rendered unusable by such damage bears to the total area of the Premises. Landlord shall not be obligated to repair any damage to, or to make any replacement of, any movable furniture, equipment, trade fixtures, or personal property in the Premises. Tenant shall, at Tenant's sole cost and expense, repair and replace all such movable furniture, equipment, trade fixtures, and personal property. Such repair and replacement by Tenant shall be done in accordance with Article 8 hereof. Tenant hereby waives California Civil Code Sections 1932(2) and 1933(4) providing for termination of hiring upon destruction of the thing hired.

          10.2 If the Building or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the term of this Lease and (a) such fire or other casualty occurs during the last twelve
(12) months of the term of this Lease and the repair and restoration work to be performed by Landlord in accordance with Section 10.1 hereof cannot, as reasonably estimated by Landlord, be completed within two (2) months after the occurrence of such fire or other casualty, or (b) the insurance proceeds received by Landlord in respect of such damage are not adequate to pay the entire cost, as reasonably estimated by Landlord, of the repair and restoration work to be performed by Landlord in accordance with Section 10.1 hereof, or (c) the repair and restoration work to be performed by Landlord in accordance with
Section 10.1 hereof cannot, as reasonably estimated by Landlord, be completed within six (6) months after the occurrence of such fire or other casualty, then, in any such event, Landlord shall have the right, by giving written notice to Tenant within sixty (60) days after the occurrence of such fire or other casualty, to terminate this Lease as of the date of such notice. If

11 - OFFICE LEASE

Landlord does not exercise the right to terminate this Lease in accordance with this Section 10.2. Landlord shall repair such damage and restore the Building and the Premises in accordance with Section 10.1 hereof and this Lease shall, subject to Section 10.1 hereof, remain in full force and effect. A total destruction of the Building shall automatically terminate this Lease effective as of the date of such total destruction.

                             ARTICLE 11 - Insurance

          11.1 Tenant hereby waives all claims against Landlord for damage to or loss or theft of any property or for any bodily or personal injury, illness, or death of any person in, on, or about the Premises or the Building arising at any time and from any cause whatsoever other than by reason of the negligence or willful misconduct of Landlord. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys' fees, for any damage to any property (including property of employees and invitees of Tenant) or for any bodily or personal injury, illness, or death of any person (including employees and invitees of Tenant) occurring in or on the Premises or any part thereof arising at any time and from any cause whatsoever other than by reason of the negligence or willful misconduct of Landlord or occurring in, on, or about any part of the Building other than the Premises when such damage, bodily or personal injury, illness, or death is caused by any act or omission of Tenant or its agents, employees, contractors, invitees, or licensees. This Section 1l .1 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness, or death occurring prior to such termination.

          11.2 Landlord's Insurance. Landlord shall secure and maintain:
               --------------------

          (a) All risk property insurance on the Building. Landlord shall not be
              -------------------------------------------
     obligated to insure any furniture, equipment, trade fixtures, machinery, goods, or supplies which Tenant may keep or maintain in the Premises or any alteration, addition, or improvement which Tenant may make upon the Premises. In addition, Landlord shall secure and maintain rental income insurance. Landlord may elect to self-insure for the coverages required under this section. If the annual cost to Landlord for such property or rental income insurance exceeds the standard rates because of the nature of Tenant's operations, Tenant shall, upon receipt of appropriate invoices, reimburse Landlord for such increased cost.

          (b) Commercial general liability insurance. Such insurance shall be in
              --------------------------------------
     addition to, and not in lieu of, insurance required to be maintained by Tenant. Landlord may elect to self-insure for this coverage. Tenant shall not be named as an additional insured on any policy of liability insurance maintained by Landlord.

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          11.3 Tenant's Insurance. Tenant shall secure and maintain, at Tenant's
               ------------------
expense:

          (a) All risk property insurance on all of Tenant's fixtures and
              ---------------------------
     personal property in the Premises, and on any alterations, additions. or improvements made by Tenant upon the Premises all for the full replacement cost thereof. Tenant shall use the proceeds from such insurance for the replacement of fixtures and personal property and for the restoration of Tenant's improvements, alterations, and additions to the Premises. Landlord shall be named as loss payee as respects alterations, additions, or improvements.

          (b) Workers compensation and employers liability insurance. The
              ------------------------------------------------------
     employers liability insurance shall afford limits not less than $500,000 per accident, $500,000 per employee for bodily injury by disease, and $500,000 policy limit for bodily injury by disease. Such insurance shall comply with Tenant's obligations to its employees under the law in the state in which the Premises are located.

          (c) Commercial general liability insurance which insures against
              ----------------------------
     claims for bodily injury, personal injury, advertising injury, and property damage based upon, involving, or arising out of the use, occupancy, or maintenance of the Premises and the Building. Such insurance shall afford, at a minimum, the following limits:

     Each Occurrence                                             $1,000,000
     General Aggregate                                            2,000,000
     Products/Completed Operations Aggregate                      2,000,000
     Personal and Advertising Injury Liability                    1,000,000
     Fire Damage Legal Liability                                     50,000
     Medical Payments                                                 5,000

          Any general aggregate limit shall apply on a per-location basis. Such insurance shall name Landlord, Landlord's agent and advisor, Landlord's property manager, including the trustees, officers, directors, agents, and employees of each of the foregoing entities ("Landlord's Representatives"), and any mortgagee, all as additional insureds.

          This coverage shall include blanket contractual liability, broad form property damage liability, and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke, or fumes from a hostile fire. Such insurance shall be written on an occurrence basis and contain a standard separation of insureds provision.

          (d) Business auto liability which insures against bodily injury and
              -----------------------
     property damage claims arising out of the ownership, maintenance, or use of "any auto." A minimum of a $1,000,000 combined single limit per accident shall apply.

13 - OFFICE LEASE

          (e) Umbrella excess liability insurance, on an occurrence basis, that
              -----------------------------------
     applies excess of required commercial general liability, business auto liability, and employers liability policies, which insures against bodily injury, property damage, personal injury and advertising injury claims with the following minimum limits:

     Each Occurrence                                             $2,000,000
     Annual Aggregate                                             2,000,000

          These limits shall be in addition to and not including those stated for underlying commercial general liability, business auto liability, and employers liability insurance. Such policy shall name Landlord; its trustees, officers, directors, agents, and employees; Landlord's and Landlord's Representatives as additional insureds.

          11.4 General insurance requirements. All policies required to be
               ------------------------------
carried by Tenant hereunder shall be issued by and binding upon an insurance company licensed to do business in the state in which the property is located with a rating of at least "A-" "VIII" or better as set forth in the most current issue of Best's Insurance reports, unless otherwise approved by Landlord. Tenant shall not do or permit anything to be done that would invalidate the insurance policies required. Liability insurance maintained by Tenant shall be primary coverage without right of contribution by any similar insurance that may be maintained by Landlord. Updated certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to the Commencement Date and ten
(10) days prior to each renewal date. Certificates of insurance shall include an endorsement for each policy showing that Landlord; its trustees, officers, directors, agents, and employees; Landlord's mortgagees and Landlord's Representatives are included as additional insureds on liability policies and that Landlord is loss payee for property insurance. Further, the certificates must include an endorsement for each policy whereby the insurer agrees not to cancel the policy without at least thirty (30) days' prior written notice to Landlord and Landlord's Representatives.

          11.5 Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building and/or property located therein. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this section.

          11.6 In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant hereunder, prior to the Commencement Date and thereafter during the Term, within ten (10) days following Landlord's request thereof, and thirty (30) days prior to the expiration date of any such coverage, Landlord shall be authorized (but not required) to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant and payable upon written invoice thereof.

14 - OFFICE LEASE

          11.7 The limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant or relieve Tenant of any obligation thereunder, except to the extent provided for under Section 11.8 below. Any deductibles selected by Tenant shall be the sole responsibility of Tenant. Landlord may, in its sole discretion, change the insurance policy limits and forms which are required to be provided by Tenant. Such changes will be made to conform with common insurance requirements for similar properties in similar geographic locations. Landlord will not change required insurance limits or form more often than once per calendar year.

          11.8 Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waives all rights of recovery, claim, action, or cause of action against the other, its agents (including partners, both general and limited), trustees, officers, directors, employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Building or any personal property of such party therein, by reason of any peril required to be insured against under this lease, regardless of cause of origin, including negligence of the other party. Tenant and Landlord covenants that, to the fullest extend permitted by law, no insurer shall hold any right of subrogation against the other. Tenant shall advise its insurers of the foregoing and such waiver shall be permitted under any policies maintained by Tenant pursuant to this Article 11.

                ARTICLE 12 - Compliance With Legal Requirements

          12.1 Tenant shall, at its sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, orders, and other requirements of any government or public authority now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any direction or certificate of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any thereof relate to or affect the condition, use, or occupancy of the Premises or the operation, use, or maintenance of any equipment, fixtures, or improvements in the Premises, excluding requirements of structural changes not related to or affected by Tenant's acts or use of the Premises or by improvements made by or for Tenant.

                     ARTICLE 13 - Assignment and Subletting

          13.1 Tenant shall not, directly or indirectly, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, assign this Lease or any interest herein or sublease the Premises or any part thereof, or permit the use or occupancy of the Premises by any person other than Tenant. Tenant shall not, directly or indirectly, without the prior written consent of Landlord, pledge, mortgage, or hypothecate this Lease or any interest herein. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord. Any of the foregoing acts without such prior written consent of Landlord shall be void and shall, at the option of Landlord, constitute a default that entitles Landlord to terminate this Lease.

15 - OFFICE LEASE

Without limiting or excluding other reasons for withholding Landlord's consent, Landlord shall have the right to withhold consent if the proposed assignee or subtenant or the use of the Premises to be made by the proposed assignee or subtenant is not consistent with the character and nature of other tenants and uses in the Building or is prohibited by this Lease or if it is not demonstrated to the satisfaction of Landlord that the proposed assignee or subtenant has good business and moral character and reputation and is financially able to perform all of the obligations of Tenant under this Lease. Tenant agrees that the instrument by which any assignment or sublease to which Landlord consents is accomplished shall expressly provide that the assignee or subtenant will perform all the covenants to be performed by Tenant under this Lease as and when performance is due after the effective date of the assignment or sublease and that Landlord will have the right to enforce such covenants directly against such assignee or subtenant. Any purported assignment or sublease without an instrument containing the foregoing provisions shall be void. Tenant shall in all cases remain liable and responsible for the performance by any assignee or subtenant of all such covenants.

          13.2 If Tenant wishes to assign this Lease or sublease all or any part of the Premises, Tenant shall give written notice to Landlord identifying the intended assignee or subtenant by name and address and specifying all of the terms of the intended assignment or sublease. Tenant shall give Landlord such additional information concerning the intended assignee or subtenant or the intended assignment or sublease as Landlord reasonably requests. For a period of thirty (30) days after such notice is given by Tenant, Landlord shall have the right, by giving written notice to Tenant, either (a) to enter into an assignment of this Lease or a sublease of the Premises, as the case may be, with Tenant upon the terms set forth in such notice or (b) in the case of an assignment of this Lease or a sublease of the entire Premises for the balance of the term of this Lease, to terminate this Lease, which termination shall be effective as of the date on which the intended assignment or sublease would have been effective if Landlord had not exercised its termination right. If Landlord elects to enter into an assignment of this Lease or a sublease of the Premises or to terminate this Lease, Landlord may enter into a new lease or agreement covering the Premises or any portion thereof with the intended assignee or subtenant on such terms as Landlord and such assignee or subtenant agree, or enter into a new lease or agreement covering the Premises or any portion thereof with any other person. In such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such new lease or agreement. If Landlord elects to terminate this Lease, then from and after the date of such termination, Landlord and Tenant each shall have no further obligation to the other under this Lease with respect to the Premises except for matters occurring or obligations arising hereunder prior to the date of such termination.

          13.3 If Landlord does not exercise its rights under Section 13.2 hereof and consents in writing, Tenant may complete the intended assignment or sublease subject to the following covenants: (a) the assignment or sublease shall be on the same terms as set forth in the written notice given by Tenant to Landlord, (b) no assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises or any part thereof until an executed duplicate original of such assignment or sublease, in compliance with
Section 13.1 hereof, has

16 - OFFICE LEASE
been delivered to Landlord, (c) no assignee or subtenant shall have a right futher to assign or sublease, and (d) all "excess rent" (as hereinafter defined) derived from such assignment or sublease shall be divided and paid fifty percent (50%) to Tenant and fifty percent (50%) to Landlord. Landlord's share of such excess rent shall be deemed to be, and shall be paid by Tenant to Landlord as, additional rent. Tenant shall pay Landlord's share of such excess rent to Landlord immediately as and when such excess rent is receivable by Tenant. As used in this Section 13.3,"excess rent" shall mean the amount by which the total money and other economic consideration to be paid by the assignee or subtenant as a result of an assignment or sublease, whether denominated rent or otherwise, exceeds, in the aggregate, the total amount of rent which Tenant is obligated to pay to Landlord under this Lease (prorated to reflect the rent allocable to the portion of the Premises subject to such assignment or sublease), less the reasonable costs paid by Tenant for additional improvements installed in the portion of the Premises subject to such assignment or sublease by Tenant at Tenant's sole cost and expense for the specific assignee or subtenant in question and reasonable leasing costs (such as brokers' commissions but excluding carrying costs due to vacancy or any other cause) paid by Tenant in connection with such assignment or sublease, which costs of additional improvements and leasing costs shall be amortized without interest over the term of such assignment or sublease, unless, with respect to such additional improvements, such additional improvements have a useful life greater than the term of such assignment or sublease, in which case such additional improvements shall be amortized without interest over their useful life.

          13.4 No assignment or sublease whatsoever shall release Tenant from Tenant's obligations and liabilities under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease. Consent to one assignment or sublease shall not be deemed consent to any subsequent assignment or sublease. If any assignee of Tenant or any successor of Tenant defaults in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subleases or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant or any successor of Tenant and without obtaining any consent thereto from Tenant, and such action shall not release Tenant from liability under this Lease.

                       ARTICLE 14 - Rules and Regulations

          14.1 Tenant shall faithfully observe and comply with the rules and regulations (the "Rules and Regulations") set forth in Exhibit "B" attached hereto and, after notice thereof, all modifications thereof and additions thereto from time to time made in writing by Landlord. If there is any conflict, this Lease shall prevail over the Rules and Regulations and any modifications thereof or additions thereto. Landlord shall not be responsible to Tenant for the noncompliance by any other tenant or occupant of the Building with any Rules and Regulations.

17 - OFFICE LEASE

                         ARTICLE 15 - Entry by Landlord

          15.1 Landlord may enter the Premises at any time to (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers, lenders or tenants, (c) determine whether Tenant is performing all of its obligations hereunder, (d) supply any service to be provided by Landlord, (e) post notices of nonresponsibility, and (f) make any repairs to the Premises, or make any repairs to any adjoining space or utility services, or make any repairs, alterations or improvements to any other portion of the Building, provided all such work shall be done as promptly as reasonably practicable and so as to cause as little interference to Tenant as reasonably practicable. Tenant waives all claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes, and similar areas designated in writing by Tenant and approved in writing by Landlord in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of such means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

                  ARTICLE 16 - Events of Default and Remedies

          16.1 The occurrence of any one or more of the following events ("Event of Default") shall constitute a breach of this Lease by Tenant:

     (a) Tenant fails to pay any Base Rent or additional monthly rent as and when such monthly rent becomes due and payable and such failure continues for more than three (3) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

     (b) Tenant fails to pay any additional rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

     (c) Tenant fails to perform or observe any other agreement, covenant or condition of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure continues for more than ten
(10) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement, covenant, or condition, such failure cannot reasonably be cured within such period of ten (10) days, an Event of Default

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

shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure within such period of ten (10) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure; or

     (d) Tenant (i) is generally not paying its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bankruptcy, insolvency, or other debtors' relief law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee, or other officer with similar powers of Tenant or of any substantial part of Tenant's property, or (v) takes action for the purpose of any of the foregoing; or

     (e) With consent by Tenant, a court or governmental authority enters an order, and such order is not vacated within thirty (30) days, (i) appointing a custodian, receiver, trustee, or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (iii) ordering the dissolution, winding-up, or liquidation of Tenant; or

     (f) This lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days

          16.2 If an Event of Default occurs, Landlord at any time thereafter shall have the right to give a written termination notice to Tenant and on the date specified in such notice Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant;

     (a) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

     (b) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

     (c) The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

     (d) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at

19 - OFFICE LEASE
the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. The "worth at the time of award" of the amount referred to in clause (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (a), (b), and (c) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Tenant under Articles 3 and 5 hereof.

          16.3 Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.

          16.4 The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statue or otherwise.

          16.5 All agreements, covenants, and conditions to be performed or observed by Tenant under this lease shall be at Tenant's sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money required to be paid by Tenant hereunder or fails to perform any other act on Tenant's part to be performed hereunder, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on Tenant's part to be made or performed in accordance with this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the date of expenditure or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums plus interest by Tenant as in the case of default by Tenant in the payment of rent.

          16.6 If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures, or personal property belonging to Tenant and left in the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner.

20 - OFFICE LEASE

                          ARTICLE 17 - Eminent Domain

          17.1 If thirty-three percent (33%) or less of the usable area of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease, this Lease shall terminate as to the portion of the Premises so taken as of the date of such taking and shall remain in full force and effect as to the portion of the Premises not so taken, and the Base Rent shall be reduced as of the date of such taking in the proportion that the usable area of the Premises so taken bears to the total usable area of the Premises. If more than thirty-three percent (33%), but less than all, of the usable area of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease, Landlord and Tenant each shall have the right, by giving written notice to the other within thirty (30) days after the date of such taking, to terminate this Lease. If either Landlord or Tenant exercises such right to terminate this Lease in accordance with this Section 17.1, this Lease shall terminate as of the date of such taking. If neither Landlord or Tenant exercises such right to terminate this Lease in accordance with this Section 17.1, this Lease shall terminate as to the portion of the Premises so taken as of the date of such taking and shall remain in full force and effect as to the portion of the Premises not so taken, and the Base Rent shall be reduced as of the date of such taking in the proportion that the usable area of the Premises so taken bears to the total usable area of the Premises. If all of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease, this Lease shall terminate as of the date of such taking.

          17.2 If all or any part of the Premises is taken by exercise of the power of eminent domain, all awards, compensation, damages, income, rent, and interest payable in connection with such taking shall, except as expressly set forth in this Section 17.2, be paid to and become the property of Landlord, and Tenant hereby assigns to Landlord all of the foregoing. Without limiting the generality of the foregoing, Tenant shall have no claim against Landlord or the entity exercising the power of eminent domain for the value of the leasehold estate created by this Lease or any unexpired term of this Lease. Tenant shall have the right to claim and receive directly from the entity exercising the power of eminent domain only the share of any award determined to be owing to Tenant for the taking of improvements installed in the portion of the Premises so taken by Tenant at Tenant's sole cost and expense based on the unamortized cost actually paid by Tenant for such improvements, for the taking of Tenant's movable furniture, equipment, trade fixtures, and personal property, for loss of goodwill, for interference with or interruption of Tenant's business, or for removal and relocation expenses.

          17.3 As used in this Article 17, a "taking" means the acquisition of all or part of the Premises for a public use by exercise of the power of eminent domain and the taking shall be considered to occur as of the earlier of the date on which possession of the Premises (or part so taken) by the entity exercising the power of eminent domain is authorized as stated in an order for possession or the date on which title to the Premises (or part so taken) vests in the entity exercising the power of eminent domain.

21 - OFFICE LEASE

                  ARTICLE 18 - Subordination, Merger and Sale

          18.1 This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against the Building or on or against Landlord's interest or estate therein, all without the necessity of having further instruments executed by Tenant to effect such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no event of Default then exists under this Lease, and Tenant shall attorn to the person who acquires Landlord's interest hereunder through any such mortgage or deed of trust. Tenant agrees to execute, acknowledge, and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of all such mortgages and deeds of trust as may reasonably be required by Landlord, but Tenant's covenant to subordinate this Lease to mortgages or deeds of trust hereafter executed is conditioned upon each such senior mortgage or deed of trust, or a separate subordination agreement, containing the commitments specified in the preceding sentence.

          18.2 The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

          18.3 If the original Landlord hereunder, or any successor owner of the Building, sells or conveys the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing after such sale or conveyance shall terminate and the original Landlord, or such successor owner, shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

                       ARTICLE 19 - Estoppel Certificate

          19.1 At any time and from time to time but in any event within ten
(10) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord, promptly upon request, a certificate certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with Article 2 hereof and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate;
(d) that Landlord is not in default hereunder, except as to defaults specified in such certificate; and (e) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be

22 - OFFICE LEASE
relied upon by Landlord and any actual or prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part thereof.

                           ARTICLE 20 - Holding Over

          20.1 If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the term of this Lease, Tenant shall become a tenant from month to month upon the terms herein specified but at a Base Rent equal to one hundred fifty percent (150%) of the Base Rent payable by Tenant at the expiration of the term of this Lease pursuant to Article 3 hereof, payable in advance on or before the first day of each month. Such month to month tenancy may be terminated by either Landlord or Tenant by giving thirty (30) days' written notice of termination to the other at any time

                               ARTICLE 21- Waiver

          21.1 The waiver by Landlord or Tenant of any breach of any covenant in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other covenant in this Lease, nor shall any custom or practice which may grow up between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with this Lease. The subsequent acceptance of rent hereunder by Landlord or the payment of rent by Tenant shall not waive any preceding breach by Tenant of any covenant in this Lease, nor cure any Event of Default, nor waive any forfeiture of this Lease or unlawful detainer action, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's or Tenant's knowledge of such preceding breach at the time of acceptance or payment of such rent.

                           ARTICLE 22 - Force Majeure

          22.1 Whenever a day is appointed herein on which, or a period of time is appointed within which, either party hereto is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of days on or during which such party is prevented from, or is unreasonable interfered with, the doing or completion of such act, matter or thing because of strikes, lock-outs, embargoes, unavailability of labor or materials, wars, insurrections, rebellions, civil disorder, declaration of national emergencies, acts of God, or other causes beyond such party's reasonable control (financial inability excepted); provided, however, nothing contained in this Section 22.1 shall excuse Tenant from the prompt payment of any rental or other charge required of Tenant hereunder except as may be expressly provided elsewhere in this Lease.

                              ARTICLE 23 - Notices

          23.1 All notices and other communications which may or are required to be given by either Landlord or Tenant to the other under this Lease shall be deemed to have been

23 - OFFICE LEASE
fully given when made in writing and hand delivered or deposited in the United States Mail, postage prepaid, certified with return receipt requested, and addressed as follows: to Tenant at the address of Tenant specified in the Basic Lease Information, or at such other place as Tenant may from time to time designate in a notice to Landlord, or, after the Commencement Date at the Premises; to Landlord at the address of Landlord specified in the Basic Lease Information, or at such other place as Landlord may from time to time designate in a notice to Tenant.

                           ARTICLE 24 - Miscellaneous

          24.1 The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys' fees, arising out of or resulting from any failure by Tenant to perform any of its obligations or any breach by Tenant of any of its representations or warranties in accordance with this Lease. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Subject to Article 13 hereof, this Lease shall benefit and bind Landlord and Tenant and the personal representatives, heirs, successors, and assigns or Landlord and Tenant. Tenant shall not, without the prior written consent of Landlord, use the name of the Building for any purposes other than as the address of the business to be conducted by Tenant in the Premises. If any provision of this Lease is determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. If Tenant requests the consent or approval of Landlord to any assignment, sublease or other action by Tenant, Tenant shall pay on demand to Landlord all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Landlord in connection therewith. This Lease shall be governed by and construed in accordance with the laws of the State of California.

          24.2 Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Rent or additional monthly rent will cause Landlord to incur costs and expenses, the exact amount of which is extremely difficult and impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing, and accounting expenses. Therefore, if any monthly installment of Base Rent or additional monthly rent is not received by Landlord from Tenant within ten (10) days after such installment is due, Tenant shall immediately pay to Landlord a late charge equal to four percent (4%) of such delinquent installment. Landlord and Tenant agree that such late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by Tenant's failure to make timely payment. In no event shall such late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any monthly rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay each installment of monthly rent due under this Lease in a timely fashion, including the right to

24 - OFFICE LEASE
terminate this Lease. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the maximum annual interest rate allowed by law for business loans (not primarily for person, family or household purposes) not exempt from the usury law at such due date or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum.

          24.3 If there is any legal action or proceeding between Landlord and Tenant to enforce any provision of this Lease or to protect or establish any right or remedy of either Landlord or Tenant hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees shall be included in and as a part of such judgment.

          24.4 Exhibit "A" (Plan(s) Outlining the Premises), and Exhibit "B" (Rules and Regulations) are attached to and made a part of this Lease.

          24.5 Tenant warrants and represents to Landlord that Tenant has negotiated this Lease directly with Landlord and that no real estate broker are agent has been engaged by Tenant in connection with this Lease. Tenant shall indemnify and hold harmless Landlord from any breach by Tenant of the foregoing representation and warranty.

          24.6 If Tenant is a corporation, Tenant and each person executing this Lease on behalf of Tenant represents and warrants that (a) Tenant is duly incorporated and validly existing under the laws of its state of incorporation,
(b) Tenant is qualified to do business in California, (c) Tenant has full corporate right, power and authority to enter into this Lease and to perform all of Tenant's obligations hereunder, and (d) each person signing this Lease on behalf of the corporation is duly and validly authorized to do so.

          23.7 There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises or the Building. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.

          24.8 Clauses, plats, and riders, if any, signed or initialed by Landlord and Tenant and affixed to this lease are a part hereof.

25 - OFFICE LEASE

          24.9 Tenant shall be entitled to the non-exclusive use of sixty-eight
(68) unreserved parking spaces in the parking area serving the Building during Tenant's occupancy of the Premises pursuant to any rules and regulations Landlord may establish with respect to the use of such parking spaces. Such parking spaces shall be provided to Tenant at no charge through the term of this Lease.

          24.10 No determination by any court, governmental body, or otherwise that any provision of this lease or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of any other such provision or such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

                          ARTICLE 25 - Quiet Enjoyment

          25.1 Landlord hereby covenants that Tenant, on paying rent and all other sums owing hereunder and performing the covenants set forth herein, shall peaceably and quietly hold and enjoy the Premises throughout the Term and such rights as the Tenant may hold hereunder with respect to the remainder of the Building.

                      ARTICLE 26 - Right of First Refusal

          26.1 Subject to the terms and conditions contained herein, Tenant shall, during the Term of this Lease, have a Right of First Refusal in regard to all space located on the second floor of the Building (the "Adjacent Space").

          26.2 If during the Term of this Lease Landlord has reached a preliminary agreement with a bona fide prospective tenant ("Prospective Tenant'") as to the essential terms of a proposal for leasing all or any portion of the Adjacent Space, which Landlord intends shall serve as the basis for negotiating a lease with the Prospective Tenant (such preliminary agreement to be referred to herein as a "Proposal"), Landlord shall first provide Tenant with a notice ("Landlord's Notice") which informs Tenant of the Proposal and sets forth the basic elements of such Proposal, including without limitation, an approximate description of the space subject to the Proposal (the "Prospective Tenant Premises"), the total proposed rentable square feet, the term, base rent, options to extend, expand, or terminate, the amount of any allowances, and any other material concessions or elements. Within ten (10) business days following Landlord's Notice, Tenant shall have the right to lease the Prospective Tenant Premises upon the terms set forth in Landlord's Notice, and subject to the provisions set forth below in this Article 26, by providing Landlord with written notice of its intent to exercise such right. Should Tenant indicate that it is not prepared to lease the Prospective Tenant Premises, whether by written notice to Landlord or by failing to respond to Landlord's Notice within the said ten (10)-business day period, then Tenant shall be deemed to have waived its Right of First Refusal, with respect to the Prospective Tenant Premises.

26 - OFFICE LEASE

          26.3 In each event that Tenant exercises its Right of First Refusal, Landlord and Tenant shall enter into an amendment to this Lease adding the Prospective Tenant Premises to the Premises, subject to all of the terms and conditions, including Lease Term, which were set forth in the applicable Landlord's Notice. The effective date of Tenant's leasing of the Prospective Tenant Premises (the "Refusal Space Effective Date") shall be the earlier of:(i) the date Tenant begins to operate its business from the Prospective Tenant Premises; or (ii) the date Landlord delivers possession of the Prospective Tenant Premises to Tenant with any and all agreed upon improvements substantially complete.

          26.4 Except as specifically provided otherwise in the applicable Landlord's Notice, any Prospective Tenant Premises leased by Tenant pursuant to this Article 26 shall be leased in"as-is" condition, and all other improvements in the applicable portion of the Prospective Tenant Premises shall be Tenant's responsibility at Tenant's cost, and shall be made in accordance with the terms of this Lease. The rights of Tenant under this Article 26 are personal to Tenant and shall not be severed from this Lease or separately sold, assigned, or otherwise transferred.

          26.5 The rights of Tenant hereunder are subject to the rights of other tenants with respect to the Adjacent Space pursuant to leases in existence as of the date of this Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Office Lease as of the date first hereinabove written.

LANDLORD:                          PROPERTY CALIFORNIA OB ONE CORPORATION
                                   an Oregon corporation


                                   By: LaSalle Advisors Capital Management, Inc.
                                       Its Authorized Agent


                                       By: /s/ William W. Barendrick, Jr.
                                           -------------------------------------
                                           William W. Barendrick, Jr.
                                           Its Principal


                                       By: /s/ Diane R. McMahon
                                           -------------------------------------
                                           Diane R. McMahon
                                           Its Vice President

TENANT:                            INDYMAC, INC.
                                   a Delaware corporation


                                   By: /s/ Illegible
                                       -----------------------------------------
                                       Name: Alan L. Atlas
                                       Title: Sr. Vice President

27 - OFFICE LEASE

                            First Amendment to Lease

     THIS FIRST AMENDMENT TO LEASE, dated as of the 15rh day of January, 1999, is between PROPERTY CALIFORNIA OB ONE CORPORATION, an Oregon corporation ("Landlord") and INDYMAC, INC., a Delaware corporation ("Tenant").

                                 R E C I T A L S

     A. Landlord and Tenant entered into that certain written lease agreement dated July 8, 1998 (the "Lease"), pursuant to which Landlord leased unto Tenant and Tenant leased from Landlord approximately 19,361 rentable square feet of space commonly known as Suite 101 (the "Premises") located in that certain office building known as 15050 Avenue of Science located in San Diego, California (the "Building"), as more particularly described in the Lease.

     B. Pursuant to the Work Letter attached to the Lease as Exhibit "C", Landlord was to complete certain Initial Improvements (as defined in paragraph
1.1 of the Work Letter) within the Premises before the Commencement Date of the Lease. At the time the Lease was executed, the parties anticipated that Landlord would complete all of the Initial Improvements at one time. Due to unforseen circumstances, the parties agreed that the Initial Improvements would be completed in phases. Prior to the date of this Amendment, the parties agreed to a phase build out of the Premises. However, due to further unforeseen circumstances affecting Tenant, the parties did not reach agreement on the final price or construction schedule for the phased build out of the Premises. Notwithstanding such unforeseen circumstances, Landlord has been and is ready, willing, and able to construct the Initial Improvements pursuant to a phased build out of the Premises.

     C. Tenant has recently disclosed to Landlord that due to unforeseen circumstances affecting Tenant, Tenant is re-evaluating Tenant's overall space needs in the Building. Tenant has requested that Landlord delay the construction of the Initial Improvements and grant Tenant additional time to re-evaluate its space needs. Landlord is willing to delay such construction if Tenant commences the payment of Base Rent for the Premises as set forth in this Amendment and advises Landlord by March l, 1999, regarding its space needs and the Construction Schedule.

                                A G R E E M E N T

     NOW, THEREFORE, for and in consideration of the facts mentioned above, the mutual promises set forth below and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto do agree as follows:

1 -  FIRST AMENDMENT TO LEASE

     1. Effective Dates. Except as otherwise set forth herein, the amendments to the Lease outlined below shall be effective as of the date this Amendment is fully executed by the parties hereto.

     2. Capitalized Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Lease, unless otherwise defined herein.

     3. Deadline for Tenant's Decision to Proceed.

          (a) On or before March 1, 1999, Tenant shall notify Landlord in writing of its decisions regarding its space needs and the build out schedule, provided that Tenant will provide Landlord with any meaningful information regarding its space requirements as soon as such information is available, and Tenant shall provide Landlord with written status reports of its space requirements on February l.

          (b) The parties agree to discuss and revise the build out provisions in the Lease, as amended, to document the mutual decisions of the parties related to Tenant's space needs and build out schedule.

     4. Composition of Premises. The Premises, measuring a total of 19,361 rentable square feet, consist of the following individual spaces: 11,184 rentable square feet (the "Original Space"); 4,308 square feet (the "Phase I Space"), and 3,869 square feet (the "Phase H Space"). The Original Space consists of two parts. A portion of the Original Space (627 square feet) is currently on a month-to-month rental agreement. The balance, 10,557 is covered by a lease agreement reflecting a base rent of $1.30/square foot per month.

     5. Original Space. Tenant shall continue to pay Landlord the rent required under the prior lease and rental agreement for the Original Space, which amount is Fourteen Thousand Seven Hundred Fifty-eight and 65/100 Dollars ($14,758.65) per month. Beginning April 1, 1999 and continuing for the term of the Lease, Tenant shall pay Landlord monthly Base Rent for the Original Space, equal to the sum of 11,184 square feet multiplied by $1.60 per month, which amount is part of the monthly base rent set forth in paragraph 7 below.

     6. Phase I Space. Notwithstanding anything to the contrary in the Lease, beginning on January 15, 1999 (the "Phase I Rent Commencement Date"), Tenant shall pay Landlord monthly Base Rent in the amount of Six Thousand Eight Hundred Ninety-two and 80/100 Dollars ($6,892.80) for the Phase I Space. The Januarv. 1999 rent payment for the Phase I Space will be prorated. The monthly rental for the Phase I Space will be in addition to the rental for the Original Space.

     7. Phase II Space Build-Out. Notwithstanding anything to the contrary in the Lease, beginning on the April l, 1999 Phase 11 Rent Commencement Date, Tenant shall pay Landlord monthly Base Rent in the aggregate amount of Thirty Thousand Nine Hundred

2 -  FIRST AMENDMENT TO LEASE

Seventy-seven and 60/100 Dollars (530,977.60), which is equal to the square footage of the entire Premises (19,361) multiplied by $1.60.

     8. Tenant's Percentage Share. Tenant's Percentage Share of Building Operating Expenses defined in the Basic Lease Information of the Lease shall be re-defined as 13.15% (determined by dividing the rentable area of the Original Space and the Phase I Space by the rentable area of the Building) from the Phase 1 Commencement Date until the Phase II Rent Commencement Date. As of the Phase II Rent Commencement Date, Tenant's Percentage Share of Building Operating Expenses shall be defined as 16.44% (determined by dividing the rentable area of the entire Premises by the rentable area of the Building).

     9. Five-Year Term; Document Conflict. For the purposes of computing the five-year term of the Lease, the Commencement Date shall be deemed to be April 1, 1999, notwithstanding anything to the contrary in the Lease or the prior lease agreements between the parties. The parties agree that in the event of a conflict between the Lease, as amended, and the prior lease and/or the rental agreement related to the Original Space, the Lease, as amended, will control.

     10. No Further Modifications. Except as otherwise set forth in this Amendment, the terms and conditions of the Lease remain unchanged and in full force and effect.

     11. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which when executed and delivered shall together constitute one and the same instrument.

     12. Authority. Each parry represents that the person executing this Amendment for such party is acting on behalf of such party and is duly authorized to execute this Amendment for such party.

                         [Signatures on following page]

3 -  FIRST AMENDMENT TO LEASE

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease as of the date first written above.

LANDLORD:                     PROPERTY CALIFORNIA OB ONE CORPORATION,
                              an Oregon corporation


                              By: LaSalle Advisors Capital Management, Inc. Its Authorized Agent


                                    By:  /s/ Jeffrey E. West
                                         ------------------------------
                                         Jeffrey E. West
                                         Its Vice President


                                    By:  /s/ William W. Barendrick, Jr.
                                         ------------------------------
                                         William W. Barendrick, Jr.
                                         Its Principal


TENANT:                       INDYMAC, INC
                              a Delaware corporation


                              By:   /s/ Illegible
                                   ------------------------------------
                              Name: Illegible
                                   ------------------------------------
                              Title: Senior Vice President

4 -  FIRST AMENDMENT TO LEASE

                           ASSIGNMENT, ASSUMPTION AND
                         CONSENT TO ASSIGNMENT OF LEASE

     THIS ASSIGNMENT, ASSUMPTION AND CONSENT TO ASSIGNMENT OF LEASE (the "Agreement") is made as of 11/11, 1999 by and among PROPERTY CALIFORNIA OB ONE CORPORATION, an Oregon corporation ("Landlord"), INDYMAC, INC., a Delaware corporation ("Assignor"), and OLD KENT MORTGAGE COMPANY, a Michigan corporation ("Assignee").

                                 R E C I T A L S

     1. Landlord and Assignor, as Tenant, entered into that certain Office Lease, dated July 8, 1998, as amended by that certain First Amendment to Lease dated January 15, 1999 (collectively, the "Lease") for approximately 19,361 rentable square feet of space ("Premises") known as Suite 101 at the office building having an address of 15050 Avenue of Science ("Building"), which is located in San Diego, California, as more fully described in the Lease.

     2. Assignor desires to assign its interest in and to the Lease to Assignee and Assignee desires to accept such assignment, on the terms and conditions set forth herein.

     3. Section 13.1 of the Lease requires Landlord's written approval of any proposed assignment of the Lease and Landlord has agreed to grant such approval subject to the terms of this Agreement.

                                A G R E E M E N T

     NOW, THEREFORE, for and in consideration of the facts mentioned above, the mutual promises set forth below and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto do agree as follows:

     1. Assignor represents and warrants to Landlord and Assignee:

          (a) that it is the holder of the Tenant's interests in the Lease and has good right to assign such interests in the same, and that no other person, firm or corporation has any right, title or interest therein;

          (b) that Assignor has duly and punctually performed all the terms, covenants, conditions, and warranties of the Lease on Assignor's part to be kept, observed and performed;

          (c) that the Lease is valid and unmodified, except as indicated herein, and is in full force and effect; and

1 -    ASSIGNMENT, ASSUMPTION AND CONSENT TO ASSIGNMENT OF LEASE

          (d) that Assignor has not previously assigned the Lease.

     2. Assignor does hereby assign to Assignee all of its right, title and interest in the Lease as of November 1, 1999.

     3. As of November 1, 1999, Assignee accepts, assumes and agrees to make all payments due and owing under the Lease directly to Landlord and to be bound by and perform all covenants, conditions, obligations, and duties of Assignor under the Lease, and will indemnify and hold harmless Assignor from all damages of any nature arising out of its failure to do so. If Assignee defaults under the Lease, Assignor may proceed directly against Assignee without pursuing remedies against Landlord.

     4. Provided that this Agreement is fully executed, Landlord consents to the assignment of Assignors interests in and to the Lease to Assignee, but does not waive any rights. Landlord has against Assignor, nor does Landlord release Assignor from its liabilities and obligations under the Lease. Assignor shall remain responsible to Landlord for any and all payment obligations under the Lease, as well as for the faithful performance of all of the terms and conditions in the Lease. If Assignee defaults under the Lease, Landlord may proceed directly against Assignor without pursuing remedies against Assignee; provided, however, Landlord shall give Assignor written notice of Assignee's default and, upon such notice, Assignor shall be entitled to the amount of time set forth in any applicable cure periods contained in the Lease to cure said default.

     5. Landlord warrants, to the best of its actual knowledge, that as of the date of this Agreement, the Lease is in full force and effect and that Assignor is not in default in the performance or observance of any of the terms, provisions or obligations imposed on Assignor under the Lease.

     6. Landlord covenants and represents that it is the holder of the interests of Landlord under the Lease, and has full right and authority to enter into this Agreement.

     7. All monies previously paid by Assignor to Landlord as a security deposit in connection with the Lease, if any, shall be retained by Landlord as the security deposit for the Premises, regardless of this Agreement. Any portion of the security deposit required to be returned by Landlord to the Lease's "Tenant" at the termination of the Lease, if any, shall be disbursed to Assignee. Assignor releases Landlord from any and all claims, liabilities, or obligations associated with the retention and/or disbursement of any security deposit related to the Premises.

     8. In connection with the Initial Improvements (as defined in paragraph 1.1 of the Work Letter attached to the Lease), Assignee acknowledges and agrees to the following:

2 -    ASSIGNMENT, ASSUMPTION AND CONSENT TO ASSIGNMENT OF LEASE

(i) Assignee has been made fully aware of the status of and the circumstances surrounding the construction of the Initial Improvements (as defined in the Lease); (ii) Landlord has been ready, willing and able to perform the Initial Improvements, but has been delayed in completing such improvements by Assignor's requests to postpone the construction; (iii) Landlord is not in default in any respect in connection with the Initial Improvements; (iv) as of the date of this Agreement, the sum of Thirty-One Thousand Seven Hundred Eleven and 10/100 Dollars ($31,711.10) has been incurred by Landlord in connection with (a) initial and revised construction drawings of the Initial Improvements, and (b) the build-out of a conference room within the Premises, and that such sum shall offset the Allowance (as defined in Section 2.1 of the Work Letter attached to the Lease) such that the remaining Allowance as of the date of this Agreement is One Hundred Seventeen Thousand Nine Hundred Fifty-Six and 90/100 Dollars ($117,956.90); and (v) if Assignee desires to make any changes to the current construction drawings of the Initial Improvements, Assignee shall inform Landlord in writing of any such changes within ninety (90) days after this Agreement is executed and the costs to make any such changes shall further reduce the amount of the remaining Allowance.

     9. Assignee acknowledges and agrees that Article 26 of the Lease extended a personal right of first refusal to Assignor and, pursuant to the terms of said article, such right is not transferable to Assignee. Therefore, Assignee shall not be entitled to exercise the right of first refusal set forth in Article 26 of the Lease.

     10. As of the date of this Agreement, all notices required to be given by Landlord to the tenant under the Lease shall be sent to Assignee at the Premises.

     11. Except as expressly provided herein, no provision of this Agreement alters or modifies any of the terms and conditions of the Lease.

     12. If any provision of this Agreement or its application to any entity, person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other entities, persons or circumstances shall not be affected and shall be enforced to the greatest extent permitted by law.

     13. This document contains the entire agreement between the parties regarding the matter addressed by this Agreement. No variations, modifications or changes relating to this Agreement shall be binding upon any party unless set forth in a document duly executed by or on behalf of such party.

     14. Each party represents that the person executing this Agreement for such party is acting on behalf of such party and is duly authorized to execute this Amendment for such parry.

     15. The parties hereby warrant and represent that they have not retained the services of any real estate broker in connection with this Agreement.

3 -    ASSIGNMENT, ASSUMPTION AND CONSENT TO ASSIGNMENT OF LEASE

     16. The law of the State of California shall govern the validity, interpretation, construction and performance of this Agreement.

     17. The provisions of this Agreement shall bind and inure to the benefit of the representatives, successors and assigns of the parties hereto.

     18. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LANDLORD: PROPERTY CALIFORNIA OB ONE CORPORATION, an Oregon corporation


          By: LaSalle Investment Management, Inc.
              Its Authorized Agent


              By: /s/ Jeffrey E. West
                  -------------------------
                  Jeffrey E. West
                  Its Vice President


              By: /s/ William W. Barendrick Jr.
                  ---------------------------
                  William W. Barendrick, Jr.
                  Its Principal


ASSIGNOR: INDYMAC, INC.,
          a Delaware corporation


          By:
              -------------------------
              Name:
                    -------------------------
              Title:
                    -------------------------


ASSIGNEE: OLD KENT MORTGAGE COMPANY
          a Michigan corporation


          By: /s/ Daniel J. Boomstra
              -------------------------
              Name:  Daniel J. Boomstra
              Title: Assistant Vice President for
                     Old Kent Mortgage Company

4 -    ASSIGNMENT, ASSUMPTION AND CONSENT TO ASSIGNMENT OF LEASE

     16. The law of the State of California shall govern the validity, interpretation, construction and performance of this Agreement.

     17. The provisions of this Agreement shall bind and inure to the benefit of the representatives, successors and assigns of the parties hereto.

     18. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LANDLORD: PROPERTY CALIFORNIA OB ONE CORPORATION, an Oregon corporation


          By: LaSalle Investment Management, Inc.
              Its Authorized Agent


              By:
                  -------------------------
                  Jeffrey E. West
                  Its Vice President


              By:
                  ----------------------------
                  William W. Barendrick, Jr.
                  Its Principal


ASSIGNOR: INDYMAC, INC.,
          a Delaware corporation


          By: /s/ Mark Kempson
              -------------------------
              Name:  Mark Kempson
              Title: EVP


ASSIGNEE: OLD KENT MORTGAGE COMPANY
          a Michigan corporation


          By:
              -------------------------
              Name:
                    -------------------------
              Title:
                     -------------------------

4 -    ASSIGNMENT, ASSUMPTION AND CONSENT TO ASSIGNMENT 0f LEASE

                           ASSIGNMENT, ASSUMPTION and
                         CONSENT TO ASSIGNMENT OF LEASE

     THIS AGREEMENT is made as of September 7, 2001, by and between PROPERTY CALIFORNIA OB ONE CORPORATION, an Oregon corporation ("Landlord"); OLD KENT MORTGAGE CORPORATION, a Michigan corporation ("Assignor"); and IMPAC FUNDING CORP., a California corporation ("Assignee" or "Tenant").

                                 R E C I T A L S

     I. Landlord and Assignor, as Tenant, entered into a written lease dated March 14, 2000 (the "Suite 210 Lease") for approximately 1,774 rentable square feet of office space (the "Suite 210 Premises") located in that certain office building having an address of 15050 Avenue of Science, which is located in San Diego, California, as more fully described in the Lease.

     II. Landlord and IndyMac, Inc., a Delaware corporation, as tenant, entered into a written lease dated July 8, 1998, as amended by that certain First Amendment to Lease dated January 15, 1999 (collectively, the "Suite 101 Lease") (the Suite 210 Lease and the Suite 101 Lease are referred to collectively hereafter as the "Lease") for approximately 19,361 rentable square of office space (the "Suite 101 Premises") (the Suite 210 Premises and the Suite 101 Premises are referred to collectively hereafter as the "Premises") located in that certain office building having an address of 15050 Avenue of Science, which is located in San Diego, California as more fully described in the Lease. IndyMac, Inc., previously assigned its interests in and to the Lease to Assignor, as Tenant, pursuant to an Assignment, Assumption and Consent to Assignment of Lease dated November 11, 1999.

     III. Assignor now desires to sell its entire interests in and to the Lease to Assignee.

     IV. Article 13 of the Lease requires Landlord's written approval of any proposed assignment of the Lease and Landlord has agreed to grant such approval subject to the terms of this Agreement.

                                A G R E E M E N T

     NOW, THEREFORE, for and in consideration of the facts mentioned above, the mutual promises set forth below and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto do agree as follows:

               I. Assignor represents and warrants to Landlord and Assignee:

     I. ASSIGNMENT, ASSUMPTION AND CONSENT TO ASSIGNMENT OF LEASE

               (a) that it is the holder of the Tenant's interests in the Lease and has good right to assign such interests in the same, and that no other person, firm or corporation has any right, title or interest therein;

               (b) that Assignor has duly and punctually performed all the terms, covenants, conditions, and warranties of the Lease on Assignor's part to be kept, observed and performed;

               (c) that the Lease is valid and unmodified, except as indicated herein, and is in full force and effect; and

               (d) that Assignor has not previously assigned the Lease.

          II. Assignor does hereby assign to Assignee all of its right, title and interest in the Lease as of the date first written above (the "Effective Date").

          III. As of the Effective Date, Assignee accepts, assumes and agrees to make all payments and to be bound by and perform all covenants, conditions, obligations, and duties of Assignor under the Lease, and will indemnify and hold harmless Assignor from all damages of any nature arising out of its failure to do so.

          IV. Subject to the terms and provisions of this Agreement, Landlord consents to the assignment of Assignor's interests in and to the Lease to Assignee, but does not waive any rights Landlord has against Assignor, nor does Landlord release Assignor from its liabilities and obligations under the Lease. Assignor shall remain responsible to Landlord for any and all payment obligations under the Lease, as well as for the faithful performance of all of the terms and conditions in the Lease. If Assignee defaults under the Lease, Landlord may proceed directly against Assignor without pursuing remedies against Assignee.

          V. Landlord warrants, to the best of its actual knowledge, that as of the date of this Agreement, the Lease is in full force and effect and that Assignor is not in default in the performance or observance of any of the terms, provisions or obligations imposed on Assignor under the Lease.

          VI. Landlord covenants and represents that it is the holder of the interests of Landlord under the Lease, and has full right and authority to enter into this Agreement.

          VII. All monies previously paid by Assignor or IndyMac, Inc. to Landlord as a security deposit in connection with the Lease shall be retained by Landlord as the security deposit for the Premises, regardless of this Agreement. Any portion of the security deposit required to be returned by Landlord to the Lease's "Tenant" at the termination of the Lease, if any, shall be disbursed to Assignee. Assignor releases Landlord from any and all claims, liabilities, or obligations associated with the retention and/or disbursement of any security deposit related to the Premises.

     2. ASSIGNMENT, ASSUMPTION AND CONSENT TO ASSIGNMENT OF LEASE

          VIII. Notwithstanding the Effective Date of this Agreement or anything to the contrary set forth herein, if, as the result of Landlord's reconciliation of Taxes and Operating Expenses for the calendar year ending December 31, 2001, Tenant (a) owes additional sums to Landlord for its share of Taxes and Operating Expenses for such calendar year, Assignee shall be solely responsible for the payment of the additional sums to Landlord, or (b) has paid Landlord more than its share of Taxes and Operating Expenses for such calendar year, Assignee shall be solely entitled to the refund for such overpayment. Assignor and Assignee acknowledge and agree that Landlord may rely on the foregoing provisions of this paragraph and deal exclusively with Assignee with respect to the reconciliation of Taxes and Operating Expenses for the calendar year 2001 regardless of whether there is an underpayment or overpayment of Taxes and Operating Expenses. Landlord shall have no obligation to prorate amounts between Assignor and Assignee.

          IX. As of the date of this Agreement, all notices required to be given by Landlord to the tenant under the Lease shall be sent to Assignee at the Premises.

          X. Except as expressly provided herein, no provision of this Agreement alters or modifies any of the terms and conditions of the Lease.

          XI. If any provisions of this Agreement or its application to any entity, person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other entities, persons or circumstances shall not be affected and shall be enforced to the greatest extent permitted by law.

          XII. This document contains the entire agreement between the parties regarding the matter addressed by this Agreement. No variations, modifications or changes relating to this Agreement shall be binding upon any party unless set forth in a document duly executed by or on behalf of such party.

          XIII. Each party represents that the person executing this Agreement for such party is acting on behalf of such party and is duly authorized to execute this Agreement for such party.

          XIV. The parties hereby warrant and represent that they have not retained the services of any real estate broker in connection with this Agreement.

          XV. The law of the State of California shall govern the validity, interpretation, construction and performance of this Agreement.

          XVI. The provisions of this Agreement shall bind and inure to the benefit of the representatives, successors and assigns of the parties hereto.

     3. ASSIGNMENT, ASSUMPTION AND CONSENT TO ASSIGNMENT OF LEASE

          This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement.

                         [Signatures on following page]












     4. ASSIGNMENT, ASSUMPTION AND CONSENT TO ASSIGNMENT OF LEASE

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LANDLORD:                  PROPERTY CALIFORNIA OB ONE CORPORATION,

                           An Oregon corporation

                           By:      Clarion Partners, LLC,
                                    a New York limited liability company
                                    Its Authorized Agent

                                    By:     __________________________
                                            Name:_____________________
                                            Authorized Person


ASSIGNOR:                  OLD KENT MORTGAGE CORPORATION,

                           a Michigan corporation

                                    By:      _________________________
                                            Name:_____________________
                                            Title:____________________


ASSIGNEE:                  IMPAC FUNNDING CORP., a California corporation

                                    By:     __________________________
                                            Name:_____________________
                                            Title:____________________






     5. ASSIGNMENT, ASSUMPTION AND CONSENT TO ASSIGNMENT OF LEASE